UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒                             Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Columbia Funds Series Trust

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

Columbia Funds Series Trust

Columbia Marsico Growth Fund

Columbia Marsico Focused Equities Fund

Columbia Marsico 21st Century Fund

SPECIAL MEETING OF SHAREHOLDERS

HAS BEEN ADJOURNED

We recently distributed proxy materials relating to a special meeting of shareholders of Columbia Marsico Growth Fund, Columbia Marsico Focused Equities Fund and Columbia Marsico 21st Century Fund, each a series of Columbia Funds Series Trust. The special meeting for each Fund, originally scheduled for October 22, 2007, at 10:00 a.m. Eastern time, has been adjourned in order to give shareholders additional time to vote their shares. The reconvened special meeting of shareholders of each Fund will be held on November 13, 2007 at 10:00 a.m., Eastern time, at One Financial Center, Boston, Massachusetts 02111. The record date for the special meeting will remain August 20, 2007.

Your vote for this important meeting has not yet been received. In order for your vote to be represented, we must receive your vote on or before 12:00 p.m., November 12, 2007.

We encourage you to utilize one of the following options today to record your vote:

1.	By Phone: You may cast your vote by telephone by calling the toll-free number and entering the Control Number printed on the Proxy Ballot.

2.	By Internet: You may cast your vote on line by logging on to the Internet address printed on the enclosed Proxy Ballot, entering the Control Number printed on the Proxy Ballot and following the instructions on the Web site.

3.	By Mail: If you prefer to vote by mail, please complete the Proxy Ballot and return it in the enclosed postage-paid envelope.

Remember, your vote counts. Please vote today.

If you have any questions regarding the proposal, please call Computershare Fund Services, your Fund’s proxy agent, at 866.432.4864. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m., Eastern time.

Your vote will help reduce the need for additional solicitation efforts or additional costly meeting adjournments. Certain shareholders of each Fund may receive a telephone call from a representative of Computershare Fund Services if their votes have not yet been received.

Thank you for your prompt attention to this matter.